EXHIBIT 99.01

Keynote Systems, Inc.         777 Mariners Island Blvd.         San Mateo, CA 94404

phone (650) 403-2400                 fax (650) 403-5500

PRESS RELEASE

Contacts:

Public Relations Dan Berkowitz Keynote Systems, Inc. (650) 403-3305 dberkowitz@keynote.com	Investor Relations Erin Kasenchak Keynote Systems, Inc. (650) 403-3314 erin.kasenchak@keynote.com

Keynote Announces Second Quarter Fiscal Year 2003 Financial Results

Fifth Consecutive Quarter of Positive Cash Flow from Operations and Operating Loss

Further Reduced

SAN MATEO, California – April 22, 2003 – Keynote Systems, Inc. (Nasdaq: KEYN), today announced financial results for its fiscal year 2003 second quarter ended March 31, 2003.

Revenue for the second quarter of fiscal year 2003 was $9.6 million, which represented a 2% decrease from the preceding quarter, but a 4% increase from the corresponding quarter in fiscal year 2002. The net loss under United States Generally Accepted Accounting Principles (GAAP) for the second quarter of fiscal year 2003 was $2.1 million, or $0.09 per share, compared to a net loss of $2.0 million, or $0.08 per share, for the preceding quarter, and a net loss of $3.0 million, or $0.11 per share, for the corresponding quarter a year ago.

On a GAAP basis, the net loss for the second quarter of fiscal year 2003 includes $424,000 for the amortization of intangible assets and stock-based compensation and $233,000 of proxy contest costs. The GAAP net loss for the preceding quarter and the corresponding quarter a year ago included $403,000 and $307,000, respectively, for the amortization of intangible assets and stock-based compensation. Excluding these charges, the net loss would have been $1.5 million, $1.6 million and $2.7 million for the quarters ended March 31, 2003, December 31, 2002, and March 31, 2002, respectively. The Company believes that net loss excluding the amortization of intangible assets and stock-based compensation and proxy contest costs is an important measure of its performance as it provides investors with an additional method for assessing the results of its operations.

PRESS RELEASE	Keynote Announces FY03 Second Quarter Results	Page 2

On a GAAP basis, we generated cash flow from operations for the second quarter of fiscal year 2003 of $1.7 million compared to $602,000 for the preceding quarter and $2.0 million for the corresponding quarter a year ago. Cash used for capital investments totaled $860,000, $680,000 and $1.5 million for the quarters ended March 31, 2003, December 31, 2002 and March 31, 2002, respectively. We generated free cash flow, defined as cash flow from operations less cash used for capital investments, of $887,000 for the March 31, 2003 quarter compared to free cash used of $78,000 for the preceding quarter and free cash flow generated of $456,000 for the corresponding quarter a year ago. The Company believes that free cash flow is an important measure of its performance as it provides investors with an additional method for evaluating its operating performance and liquidity, and reflects the resources available for the Company to invest in acquisitions or to repurchase stock.

“We are pleased with our improved performance over the past two quarters during this period of sustained challenges in the overall economy and particularly the high technology industry,” said Umang Gupta, Chairman and CEO of Keynote. “Our application performance management and testing businesses have increased to 34% of total revenue from 33% for the preceding quarter and 22% for the corresponding quarter a year ago. Our focus on strict expense controls is reflected in our fifth consecutive quarter of positive cash flow from operations and the $887,000 of free cash flow that we generated this quarter. We continue to implement the cost reduction initiatives necessary to achieve our goal of generating a profit, excluding intangibles amortization, in our fiscal fourth quarter and maintaining positive free cash flow.”

As of March 31, 2003, Keynote’s total worldwide customer base was over 2,300 companies. During the quarter, Keynote averaged a 99% monthly customer retention rate, which was up slightly from last quarter’s rate of 98%, and consistent with historical rates of 95% or better. New customers during the quarter included Bell Canada (Toronto Stock Exchange: BC.PR.B); Covansys Corporation (Nasdaq: CVNS); DIRECTV, Inc. a unit of Hughes Electronics Corporation (NYSE: GMH); Internet Pictures Corporation (iPIX) (Nasdaq: IPIX); j2 Global Communications, Inc. (Nasdaq: JCOM); PUMA AG (PNK: PMMAF.PK); and Univision Communications Inc. (NYSE: UVN).

PRESS RELEASE	Keynote Announces FY03 Second Quarter Results	Page 3

Keynote currently provides its services to 74% of the comScore Media Metrix top 50 Web sites and over half of the Fortune 100 companies. As of March 31, 2003, Keynote measured 7,771 URLs, which was up approximately 2% from the prior quarter.

Other Highlights:

•	Keynote launched a new user forum to promote “best practices” for e-business performance management and allow IT and e-business professionals to share insights on improving Web performance.

•	Keynote and OpinionLab hosted a seminar on e-Business user experience highlighting ways in which e-businesses can drive effectiveness by measuring and optimizing the user experience.

•	Keynote announced that it is providing cost-effective, accurate and realistic solutions for FOXSports.com’s Load Testing LifeCycle.

•	Keynote announced the immediate availability of eight new vertical market Web performance indices that provide industry-specific competitive intelligence, and allow site operators to compare, contrast and improve their performance relative to others in their industry.

•	Keynote commenced an issuer tender offer for 7.5 million shares, or approximately 33.0%, of its outstanding common stock, at a purchase price of $9.50 per share in cash expiring on May 9, 2003.

•	Eastern Bank, the largest, full-service independent bank in New England, selected Keynote as its end-to-end Web site monitoring solution.

•	Keynote announced that it would issue a regular “Iraq War Internet Performance Report” that provides data and analysis regarding the performance of major Internet backbones and important government, commercial and mediaWeb sites.

•	Keynote announced that of the most commonly visited sites associated with income tax submission or tax-related information, most Web sites performed well in speed and availability during higher volume of traffic associated with last minute online tax filers during the tax season.

PRESS RELEASE	Keynote Announces FY03 Second Quarter Results	Page 4

•	Keynote announced that Cable & Wireless (NYSE: CWP) would resell Keynote’s performance measurement, management, diagnostic and testing services to Cable & Wireless customers.

Expectations for the Third Quarter of Fiscal Year 2003

The statements in this section of this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects total revenue to be between $9.2 and $9.6 million, for the third quarter of fiscal 2003 ending June 30, 2003. Keynote currently expects costs of subscriptions to represent approximately 25%–30% of subscription related revenue for the third quarter of fiscal 2003. Keynote currently expects costs of consulting and support services to represent approximately 90%–95% of consulting and support services revenue for the third quarter of fiscal 2003. Total expenses for research and development, sales and marketing, operations, general and administrative, and excess occupancy costs are currently expected to decrease by approximately 15% as compared to the March 2003 quarter. Keynote expects amortization of identifiable intangible assets and stock based compensation to be approximately $430,000 for the third quarter of fiscal 2003, absent any additional acquisitions or other extraordinary transactions. Keynote expects interest income, net to be approximately $800,000 for the third quarter of fiscal 2003, assuming all 7.5 million shares are repurchased in the currently pending tender offer, absent any additional transactions, and assuming no material changes in interest rates. Keynote expects weighted average shares outstanding for the June quarter to decrease to approximately 17.7 million shares, assuming Keynote repurchases 7.5 million shares in the currently pending tender offer, no additional acquisitions using shares of Keynote stock as the consideration and no other significant transactions involving Keynote’s equity securities. Due to the Company’s expected loss, loss carry-forward and tax credits, no tax provision is expected in the coming quarter. Keynote expects capital expenditures to be approximately $600,000 for the June quarter of fiscal 2003, absent any acquisition costs or other extraordinary transactions.

Keynote will host a conference call and simultaneous Web cast at 2:00 pm (PDT), today April 22, 2003. The web cast of the call will be available at the Investor section of our web site at www.keynote.com, www.vcall.com, and www.streetevents.com. The replay will be available after the call by telephone by dialing (888) 203-1112, and the pass code is 545591 or by Web cast at the Investor section of our web site at www.keynote.com.

PRESS RELEASE	Keynote Announces FY03 Second Quarter Results	Page 5

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenues, operating expenses, margins and other financial results and statements regarding Keynote’s ability to generate profit and the anticipated timing of such profitability. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s benchmarking services fluctuates and the extent to which revenue from other service lines can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, pricing pressure with respect to Keynote’s services, competition in Keynote’s market, integration of acquired companies and costs associated with any future acquisitions, Keynote’s ability to keep pace with changes in the Internet infrastructure as well as other technological changes, and Keynote’s ability to successfully operate international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2002, and its quarterly reports on Form 10-Q and current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

About Keynote

Keynote Systems, Inc. (Nasdaq “KEYN”), The Internet Performance Authority®, is the global leader in Internet performance management and testing services that improve the quality of e-business. Keynote’s services enable corporate enterprises to benchmark, diagnose, test and manage their e-business systems both inside and outside the firewall. Over 2,300 corporate IT departments and approximately 16,000 individual subscribers rely on the Company’s easy-to-use and cost-effective services to optimize revenue and reduce downtime costs without requiring additional complex and costly software implementations.

Keynote Systems, Inc. was founded in 1995 and is headquartered in San Mateo, California. The company can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

PRESS RELEASE	Keynote Announces FY03 Second Quarter Results	Page 6

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© 2003 Keynote Systems, Inc. The Internet Performance Authority and Keynote are registered trademarks of Keynote Systems, Inc.

PRESS RELEASE	Keynote Announces FY03 Second Quarter Results	Page 7

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Six months ended
	March 31	Dec 31	March 31	March 31	March 31

	2003	2002	2002	2003	2002
Revenue:
Subscription services	$8,567	$8,841	$8,557	$17,408	$17,353
Consulting and support services	991	917	652	1,908	1,445

Total revenue	9,558	9,758	9,209	19,316	18,798

Expenses:
Costs of subscription services	2,262	2,483	2,857	4,745	6,249
Costs of consulting and support services	971	899	937	1,870	1,889
Research and development	2,053	2,182	2,238	4,235	4,551
Sales and marketing	4,033	4,445	4,968	8,478	10,066
Operations	1,688	1,718	1,969	3,406	3,977
General and administrative	1,612	1,504	1,766	3,116	3,599
Excess occupancy costs	293	285	—	578	—
Amortization of identifiable intangible assets and stock-based compensation	424	403	307	827	606

Total expenses	13,336	13,919	15,042	27,255	30,937

Loss from operations	(3,778)	(4,161)	(5,833)	(7,939)	(12,139)

Interest income, net	1,661	2,164	2,844	3,825	6,147

Loss before provision for income taxes and the cumulative effect of a change in accounting principle	(2,117)	(1,997)	(2,989)	(4,114)	(5,992)

Provision for income taxes	—	—	—	—	—

Net loss before cumulative effect of change in accounting principle	(2,117)	(1,997)	(2,989)	(4,114)	(5,992)

Cumulative effect of a change in accounting principle	—	—	—	—	(3,160)

Net loss	$(2,117)	$(1,997)	$(2,989)	$(4,114)	$(9,152)

Loss per share:
Basic and diluted	$(0.09)	$(0.08)	$(0.11)	$(0.17)	$(0.33)

Weighted average common shares outstanding used:
Basic and diluted	22,838	25,885	27,965	24,407	27,892

PRESS RELEASE	Keynote Announces FY03 Second Quarter Results	Page 8

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31, 2003	September 30, 2002

Assets
Current assets:
Cash and cash equivalents	$29,982	$20,874
Short-term investments	169,162	218,413

Total cash, cash equivalents and short-term investments	199,144	239,287
Accounts receivable, net	4,149	4,820
Prepaid and other current assets	1,503	1,347

Total current assets	204,796	245,454

Property and equipment, net	36,000	37,468
Identifiable intangible assets, net	2,719	2,859

Total assets	$243,515	$285,781

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,239	$1,014
Accrued expenses	7,563	8,191
Deferred revenue	5,182	5,121

Total current liabilities	13,984	14,326

Total liabilities	13,984	14,326

Stockholders’ equity:
Common stock	23	28
Treasury stock	(2,222)	(6,990)
Additional paid-in capital	372,352	413,684
Deferred compensation	(4)	(31)
Accumulated deficit	(141,445)	(137,331)
Accumulated other comprehensive income	827	2,095

Total stockholders’ equity	229,531	271,455

Total liabilities and stockholders’ equity	$243,515	$285,781

PRESS RELEASE	Keynote Announces FY03 Second Quarter Results	Page 9

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended			Six months ended
	March 31	Dec 31	March 31	March 31	March 31

	2003	2002	2002	2003	2002
Cash flows from operating activities:
Net loss	$(2,117)	$(1,997)	$(2,989)	$(4,114)	$(9,152)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,645	1,707	2,130	3,352	3,975
Amortization of intangible assets	421	379	222	800	436
Amortization of debt investment premium	1,341	754	721	2,095	1,246
Cumulative effect of a change in accounting principle	—	—	—	—	3,160
Amortization of deferred stock-based compensation	3	24	85	27	170
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable, net	1,296	(625)	508	671	2,368
Prepaids and other assets	(183)	109	43	(74)	2,398
Accounts payable, accrued expenses and accrued excess facility costs	(117)	(337)	484	(454)	(4,719)
Deferred revenue	(542)	588	782	46	224

Net cash provided by operating activities	1,747	602	1,986	2,349	106

Cash flows from investing activities:
Purchase of other property and equipment	(860)	(997)	(1,530)	(1,857)	(2,552)
Purchase of businesses and assets	40	35	5	75	(1,023)
Proceeds from purchase of headquarters’ building	—	317	—	317	—
Purchases / Sales of short-term investments, net	14,050	31,439	(539)	45,489	(2,369)

Net cash provided by (used in) investing activities	13,230	30,794	(2,064)	44,024	(5,944)

Cash flows from financing activities:
Repayments of notes payable and capital lease	—	—	(312)	—	(648)
Proceeds from issuance of common stock, net of issuance costs	875	398	1,238	1,273	1,281
Repurchase of outstanding common stock	(4,064)	(34,474)	(2)	(38,538)	(248)

Net cash provided by (used in) financing activities	(3,189)	(34,076)	924	(37,265)	385

Net increase (decrease) in cash and cash equivalents	11,788	(2,680)	846	9,108	(5,453)
Cash and cash equivalents at beginning of the period	18,194	20,874	37,932	20,874	44,231

Cash and cash equivalents at end of the period (1)	$29,982	$18,194	$38,778	$29,982	$38,778

(1)	Excludes $169.2 million, $185.2 million and $207.8 million of short-term investments at March 31, 2003, December 31, 2002 and March 31, 2002, respectively.